As filed with the Securities and Exchange Commission on October 1, 2004
                                  File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   Novartis AG
             (Exact name of registrant as specified in its charter)


           Switzerland                                Not applicable
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                 Lichtstrasse 35
                           CH-4056 Basel, Switzerland
                    (Address of principal executive offices)

   Novartis Corporation 2001 Stock Incentive Plan for North American Employees
                      (as amended through February 4, 2004)
                            (Full title of the plan)

                              Novartis Corporation
                                608 Fifth Avenue
                            New York, New York 10020
                            (212) 307-1122 (Name and
                          address of agent for service)

                                   copies to:
                                James B. Carlson
                           Mayer, Brown Rowe& Maw LLP
                                  1675 Broadway
                          New York, New York 10019-5820
                                 (212) 506-2500

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

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                        Proposed Maximum       Proposed Maximum         Amount of
    Title of Securities to be         Amount to be     Offering Price Per     Aggregate Offering    Registration Fee
            Registered               Registered(2)          Share(3)               Price(3)
----------------------------------- ----------------- ---------------------- ---------------------- ------------------

Ordinary Shares of Novartis AG,
nominal value  CHF 0.50 per share      15,000,000            $46.50              $697,500,000          $88,443.00
("Shares") (1)
======================================================================================================================

(1) The Shares will be represented by American Depositary Shares (ADSs), each of which currently represents one Share. A separate Registration Statement on Form F-6 (333-11758) has been filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Shares.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act")there is also being registered such number of additional Shares that may become available for purchase pursuant to the Novartis Corporation 2001 Stock Incentive Plan for North American Employees (as amended through February 4, 2004) in the event of certain changes in the outstanding Shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the registrant's Shares reported on the Swiss Exchange on September 28, 2004, translated into U.S. dollars at the noon buying rate in New York City for cable transfers in Swiss francs as certified for customs purposes by the Federal Reserve Bank of New York on that date.

                                     Part II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

The following documents (File No. 1-15024), which have heretofore been filed by Novartis AG ("Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Commission on January 30, 2004;

     (b) Reports on Form 6-K dated and filed with the Commission on April 22, 2004, June 3, 2004 (with respect to the filing of Amended and Restated Articles of Incorporation of the Company) and July 20, 2004; and

     (c) The description of Ordinary Shares included in the Form 20-F.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities registered on this registration statement shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference into this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Novartis does indemnify its directors and officers with respect to general civil liability which they may incur in connection with their activities on its behalf.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be treated to be the initial bona fide offering thereof.

     (c) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Basel, Switzerland, on October 1, 2004.

                                            NOVARTIS AG


                                            By:
                                               --------------------------------
                                            Name:  Urs Barlocher
                                            Title: Head of Legal and General
                                                   Affairs, Novartis Group


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any two of Daniel Vasella, Raymond Breu and Urs Baerlocher, as his or her true and lawful attorney with power of substitution and resubstitution to sign in his or her name, place and stead in any and all capacities this registration statement and any and all amendments thereto (including post-effective amendments), any registration statements pursuant to Rule 462 promulagated under the Securities Act, and any document in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of Novartis AG who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of Novartis AG might or could do in person.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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

     SIGNATURE                          TITLE                             DATE


s/ Daniel Vasella            Chief Executive Officer and            October 1, 2004
----------------------       Chairman of the Board of Directors
Daniel Vasella, M.D.         (principal executive officer)




s/ Raymund Breu              Chief Financial Officer, Novartis      October 1, 2004
----------------------       Group (principal financial officer)
Raymund Breu, Ph.D.




/s/ Malcolm B. Cheetham      Chief Accounting Officer (principal    October 1, 2004
-----------------------      accounting officer)
Malcolm B. Cheetham




/s/ Helmut Sihler            Vice Chairman of the Board             October 1, 2004
-----------------------      of Directors and Lead Director
Helmut Sihler, JD, Ph.D.


/s/ Hans-Jorg Rudloff        Vice Chairman of the Board             October 1, 2004
-----------------------      of Directors
Hans-Jorg Rudloff




/s/ Birgit Breuel            Director                               October 1, 2004
----------------------
Birgit Breuel




/s/ Peter Burckhardt         Director                               October 1, 2004
----------------------
Peter Burckhardt, M.D.




/s/ Srikant Datar            Director                               October 1, 2004
----------------------
Srikant Datar, Ph.D.




----------------------       Director                               ______ __, 2004
William W. George




/s/ Alexandre F. Jetzer      Director                               October 1, 2004
----------------------
Alexandre F. Jetzer




/s/ Pierre Landolt           Director                               October 1, 2004
---------------------
Pierre Landolt




/s/ Ulrich Lehner            Director                               October 1, 2004
---------------------
Ulrich Lehner, Ph.D.




/s/ Wendelin Wiedeking       Director                               October 1, 2004
----------------------
Wendelin Wiedeking




/s/ Rolf M. Zinkemagel       Director                               October 1, 2004
----------------------
Rolf M. Zinkernagel, Ph.D.

                        AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on October 1, 2004 by the undersigned as the duly authorized representative of Novartis AG in the United States.



  /s/ Terry Barnett
-------------------------
Name: Terry Barnett

                               INDEX TO EXHIBITS


EXHIBIT     DESCRIPTION
------      -----------

4.1 Articles of Incorporation, as amended February 24, 2004 (in English translation) of Novartis AG (incorporated by reference to the registrant's Current Report on Form 6-K (File No. 1-15024) filed June 3, 2004)

4.2 Regulations of the Board and Committee Charters of Novartis AG (incorporated by reference to Exhibit 1.2 to the registrant's Annual Report on Form 20-F (File No. 1-15024) filed January 30,
            2004)

4.3 Amended and Restated Deposit Agreement, dated as of May 11, 2000 among Novartis AG, Morgan Guaranty Trust Company of New York, as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to the Registration Statement on Form F-6 (File No.333-11758) filed March 30, 2000)

4.4 Amendment No. 1 to the Amended and Restated Deposit Agreement (incorporated by reference to the Registration Statement on Form F-6 (File No. 333-11758) filed March 30, 2000)

4.5 Restricted Issuance Agreement dated as of January 11, 2002 among Novartis AG, J.P. Morgan Chase & Co., as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit 4 to the Registration Statement on Form F-3 (File No. 333-81862) filed on January 31, 2002)

10 Novartis Corporation 2001 Stock Incentive Plan for North American Employees (as amended through February 4, 2004)

23.1        Consent of Independent Auditors - PricewaterhouseCoopers AG

24          Power of Attorney (included on signature pages)